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                                                                    EXHIBIT 99.1



                         [AUTO AUCTIONS INSURANCE LOGO]



AT THE COMPANY:                           AT ASHTON PARTNERS:
Scott Pettit                              Chris Kettmann
Chief Financial Officer                   General Inquiries
847-839-4040                              312-553-6716
www.iaai.com



FOR IMMEDIATE RELEASE
FRIDAY, APRIL 23, 2004



             INSURANCE AUTO AUCTIONS ANNOUNCES FIRST QUARTER RESULTS

SCHAUMBURG, ILL., APRIL 23, 2004 -- INSURANCE AUTO AUCTIONS, INC. (NASDAQ:
IAAI), a leading provider of automotive salvage and claims processing services in the United States, today reported higher net earnings for the quarter ended March 28, 2004. The Company recorded net earnings of $2.3 million, or $0.20 per diluted share, versus net earnings of $2.0 million, or $0.16 per diluted share, for the same quarter a year ago. Revenues for the quarter were $57.2 million compared with $56.0 million in the first quarter of 2003. Fee income in the first quarter increased to $50.1 million versus $42.7 million in the first quarter of last year.

"We are pleased to announce first quarter financial results that exceeded our expectations," said Tom O'Brien, CEO. "As the quarter progressed, we continued to see a positive trend in volumes sold and significantly higher returns for our customers. We believe our live auctions, complemented with an internet bidding capability, offer the optimal solution for both our insurance company suppliers and our buyers. Increased buyer participation and an increase in scrap prices during the quarter both contributed positively to the average selling price of our vehicles."

O'Brien added, "Another positive takeaway from the first quarter was the fact that we gained some market share, which contributed to our current inventory levels and higher incoming volumes and has positioned us better for the future. We believe these customer wins validate the industry's recognition of our improved suite of value-added services. The market share gains are especially important given the recent decline in frequency of collision claims which could worsen as a result of rising fuel costs."



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Touching on the new, company-wide IT system that was rolled out to all of IAA's branches during 2003, O'Brien said, "We are happy to have the rollout of the IT system and the related business transformation costs behind us. We remain focused on using our new system to create further efficiencies and drive additional visibility for both the management team and our customers. We have, and will continue to, leverage our technology to generate further market share gains, create cost effective expansion opportunities and drive a consistently improving cost structure. As a strong by-product of our new system, we have developed a real-time bidding platform that is currently being tested in four markets. We plan to continue rolling it out to many other major branches during the second quarter."

The Company also continued its expansion strategy during the first quarter with the addition of a new greenfield facility in Tucson, Arizona. This new 16-acre facility will provide needed coverage in the southern part of the state and will leverage IAA's existing location in Phoenix. The new facility will also improve IAA's regional coverage, complementing other existing locations in southern California and New Mexico. "We do not foresee making many expansion announcements in the second quarter and will likely fall at the low end of our expansion target for 2004," said O'Brien. "Instead, we will focus on leveraging our new system and generating additional market share gains. We will also continue to support our customers through additional investments in our existing facilities in order to add capacity as well as to improve yard and office functionality."

O'Brien concluded, "In terms of guidance, due to strong current inventory levels combined with recent market share wins and their related volumes, we anticipate a solid second quarter that should produce financial results similar to those we just saw in the first quarter. However, we are cautious given the recent decline in collision claims and will provide further guidance with our second quarter results."

INVESTORS' CONFERENCE CALL

The Company previously announced that it will hold its first quarter 2004 investors' conference call on Friday, April 23 at 11:00 a.m. Eastern Time. To participate by phone, please dial 877-307-4802 and ask to be connected to the Insurance Auto Auctions earnings conference call. Investors may also access the call over the Internet by visiting the Company's Web site at www.iaai.com. A replay will be available until midnight EST on April 30, 2004. To listen to the replay, please dial 800-642-1687 and enter conference reservation code 6508088 when prompted.

ABOUT INSURANCE AUTO AUCTIONS, INC.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 75 sites across the United States.


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SAFE HARBOR STATEMENT

This Report contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward looking statements by use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report on Form 10-K for the fiscal year ended December 28, 2003 and subsequent quarterly reports. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.


 ADDITIONAL INFORMATION ABOUT INSURANCE AUTO AUCTIONS, INC. IS AVAILABLE ON THE
                         WORLD WIDE WEB AT WWW.IAAI.COM

                           FINANCIAL TABLES FOLLOW...

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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands except per share amounts)


                                                                THREE MONTHS ENDED
                                                         --------------------------------
                                                            MARCH 28,          MARCH 30,
                                                              2004               2003
                                                         --------------------------------
                                                                   (Unaudited)
Revenues:
     Vehicle sales                                       $        7,127    $       13,304
     Fee income                                                  50,064            42,736
                                                         --------------    --------------
                                                                 57,191            56,040
Cost of sales:
     Vehicle cost                                                 5,984            11,771
     Branch cost                                                 38,395            32,964
                                                         --------------    --------------
                                                                 44,379            44,735
                                                         --------------    --------------

         Gross profit                                            12,812            11,305

Operating expense:
     Selling, general and administrative                          8,480             7,168
     Business transformation costs                                    -               797
                                                         --------------    --------------

         Earnings from operations                                 4,332             3,340

Other (income) expense:
     Interest expense                                               477                55
     Other income                                                   (12)              (79)
                                                         --------------    --------------

         Earnings before income taxes                             3,867             3,364

Provision for income taxes                                        1,566             1,388
                                                         --------------    --------------

         Net earnings                                    $        2,301    $        1,976
                                                         ==============    ==============

Net earnings per share:
     Basic                                               $          .20    $          .16
                                                         ==============    ==============
     Diluted                                             $          .20    $          .16
                                                         ==============    ==============

Weighted average shares outstanding:
     Basic                                                       11,537            12,045
     Effect of dilutive securities --stock options                  132                96
                                                         --------------    --------------
     Diluted                                                     11,669            12,141
                                                         ==============    ==============




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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands except per share amounts)

                                                                         MARCH 28,       DECEMBER 28,
                                                                           2004              2003
                                                                      --------------    --------------
ASSETS                                                                 (Unaudited)
Current assets:
     Cash and cash equivalents                                        $       23,655    $       15,486
     Accounts receivable, net                                                 50,420            48,375
     Inventories                                                              14,887            13,602
     Other current assets                                                      2,746             3,099
                                                                      --------------    --------------
            Total current assets                                              91,708            80,562
                                                                      --------------    --------------

Property and equipment, net                                                   62,402            60,187
Deferred income taxes                                                         10,170             9,788
Intangible assets, net                                                         1,969             2,101
Goodwill, net                                                                135,062           135,062
Other assets                                                                     228                93
                                                                      --------------    --------------
                                                                      $      301,539    $      287,793
                                                                      ==============    ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                 $       40,074    $       35,005
     Accrued liabilities                                                      11,985            13,195
     Short-term borrowings                                                     7,000                 -
     Obligations under capital leases                                          2,605             2,822
     Income taxes                                                              2,117                 -
     Current installments of long-term debt                                    7,547             7,547
                                                                      --------------    --------------
         Total current liabilities                                            71,328            58,569
                                                                      --------------    --------------

Deferred income taxes                                                         18,522            17,748
Other liabilities                                                              3,562             3,612
Obligation under capital leases                                                1,396             1,891
Long-term debt, excluding current installments                                15,001            16,887
                                                                      --------------    --------------
         Total liabilities                                                   109,809            98,707
                                                                      --------------    --------------

Shareholders' equity:
     Preferred stock, par value of $.001 per share
         Authorized 5,000,000 shares; none issued                                  -                 -
     Common stock, par value of $.001 per share
         Authorized 20,000,000 shares; 12,345,508 shares issued and
         11,538,299 outstanding as of March 28, 2004; and
         12,325,482 shares issued and 11,518,273 outstanding as of                12                12
          December 28, 2003
     Additional paid-in capital                                              146,115           145,856
     Treasury stock, 807,209 shares                                           (8,012)           (8,012)
     Deferred compensation related to restricted stock                          (835)             (892)
     Accumulated other comprehensive income (loss)                              (598)             (625)
                                                                              55,048            52,747
                                                                      --------------    --------------
     Retained earnings
         Total shareholders' equity                                          191,730           189,086
                                                                      --------------    --------------
                                                                      $      301,539    $      287,793
                                                                      ==============    ==============


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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                                         THREE MONTHS ENDED
                                                                                  --------------------------------
                                                                                    MARCH 28,         MARCH 30,
                                                                                      2004               2003
                                                                                  --------------    --------------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
Net earnings                                                                      $        2,301    $        1,976
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                                         3,243             2,352
     Gain on disposal of fixed assets                                                         (2)              (42)
     Loss on change in fair market value of derivative unhedged portion                        -              (307)
     Deferred compensation related to restricted stock                                        57                 -

     Changes in assets and liabilities (excluding effects of acquired companies):
       (Increase) decrease in:
         Accounts receivable, net                                                         (2,045)           (1,259)
         Inventories                                                                      (1,285)              546
         Other current assets                                                                353             1,263
         Other assets                                                                       (117)             (379)
       Increase (decrease) in:
         Accounts payable                                                                  5,069              (268)
         Accrued liabilities                                                              (1,338)           (1,843)
         Income taxes, net                                                                 2,509             1,272
                                                                                  --------------    --------------
            Total adjustments                                                              6,444             1,335
                                                                                  --------------    --------------
     Net cash provided by operating activities                                             8,745             3,311
                                                                                  --------------    --------------

Cash flows from investing activities:
   Capital expenditures                                                                   (5,417)           (2,769)
   Proceeds from disposal of property and equipment                                          180                44
   Payments made in connection with acquisitions, net of cash acquired                         -            (2,360)
                                                                                  --------------    --------------
      Net cash used in investing activities                                               (5,237)           (5,085)
                                                                                  --------------    --------------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                    259               215
   Proceeds from term loan                                                                     -            30,000
   Proceeds from short-term borrowings                                                     7,000                 -
   Principal payments on long-term debt                                                   (1,886)              (10)
   Purchase of treasury stock                                                                  -            (7,401)
   Principal payments -- capital leases                                                     (712)             (573)
                                                                                  --------------    --------------
Net cash provided (used) by financing activities                                           4,661            22,231
                                                                                  --------------    --------------

Net increase (decrease) in cash and cash equivalents                                       8,169            20,457

Cash and cash equivalents at beginning of period                                          15,486            10,027
                                                                                  --------------    --------------

Cash and cash equivalents at end of period                                        $       23,655    $       30,484
                                                                                  ==============    ==============

Supplemental disclosures of cash flow information:
   Cash paid or refunded during the period for:
     Interest                                                                     $          656    $          317
                                                                                  ==============    ==============
     Income taxes paid                                                            $            2    $           20
                                                                                  ==============    ==============
     Income taxes refunded                                                        $        1,011    $        1,250
                                                                                  ==============    ==============

Non-cash financing activities:
      Property and equipment additions resulting from capital leases              $           -     $        2,250
                                                                                  ==============    ==============